Exhibit 3.269

CERTIFICATE OF FORMATION

OF

INTERLINK COMMUNICATIONS PARTNERS, LLC

1.	The name of the limited liability company is Interlink Communications Partners, LLC.

2.	The address of its registered office in the State of Delaware is 30 Old Rudnick Lane, in the City of Dover, Country of Kent. The name of its registered agent at such address is CorpAmerica, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Interlink Communications Partners, LLC this 28th day of May, 1999.

/s/ Colleen M. Hegarty Colleen M. Hegarty, Authorized Person

CERTIFICATE OF MERGER OF

INTERLINK COMMUNICATIONS PARTNERS, LLLP

a Colorado Registered Limited Liability Limited Partnership

WITH AND INTO

INTERLINK COMMUNICATIONS PARTNERS, LLC

a Delaware Limited Liability Company

It is hereby certified that:

1. The constituent entities participating in the merger are:

(i) Interlink Communications Partners, LLLP, a Colorado Limited Liability Limited Partnership, and

(ii) Interlink Communications Partners, LLC, a Delaware Limited Liability Company.

2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with the provisions of subsection (b) of Section 18-209 of the Delaware Limited Liability Company Act.

3. The name of the surviving entity is Interlink Communications Partners, LLC, a Delaware Limited Liability Company.

4. The Certificate of Formation of Interlink Communications Partners, LLC shall be the Certificate of Formation of the surviving entity.

5. The executed Agreement and Plan of Merger is on file at the principal place of business of Interlink Communications Partners, LLC located at the following address:

360 South Monroe Street

Suite 600

Denver, Colorado 80209

6. A copy of the Agreement and Plan of Merger will be furnished by Interlink Communications Partners, LLC, on request and without cost, to any person holding a partnership or membership interest in Interlink Communications Partners, LLLP or Interlink Communications Partners, LLC.

IN WITNESS WHEREOF, Interlink Communications Partners, LLC has caused this Certificate to be executed by a duly authorized person thereof this 14th day of September, 1999.

INTERLINK COMMUNICATIONS PARTNERS, LLC

By: Charter Communications Operating, LLC, its Sole Member

By:	/s/ Marcy Lifton
Name:	Marcy Lifton
Title:	Vice President and Assistant Secretary

CERTIFICATE OF MERGER OF

GSP RAP (GP) ACQUISITION,LLC

a Colorado limited liability company

WITH AND INTO

INTERLINK COMMUNICATIONS PARTNERS, LLC

a Delaware limited liability company

It is hereby certified that:

1.	The Constituent entities participating in the merger are:

(i)	GSP RAP (GP) Acquisition, LLC, a Colorado limited liability company

(ii)	Interlink Communications Partners, LLC, a Delaware limited liability company

2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with the provisions of subsection (b) of Section 18-209 of the Delaware Limited Liability Company Act.

3. The name of the surviving entity is InterLink Communications Partners, LLC, a Delaware limited liability company.

4. The Certificate of Formation of InterLink Communications Partners, LLC shall be the Certificate of Formation of the surviving entity.

5. The executed Agreement and Plan of Merger is on file at the principal place of business of InterLink Communications Partners, LLC located at the following address:

360 South Monroe Street, Suite 600

Denver, Colorado 80209

6. A copy of the Agreement and Plan of Merger will be furnished by InterLink Communications Partners, LLC, on request without cost, to any person holding a membership interest in GSP RAP (GP) Acquisition, LLC or InterLink Communications Partners, LLC.

IN WITNESS WHEREOF, Interlink Communications Partners, LLC has caused this Certificate to be executed by a duly authorized person thereof this 14th day of September, 1999.

INTERLINK COMMUNICATIONS PARTNERS, LLC

By:	/s/ Marcy Lifton
Name:	Marcy Lifton
Title:	Vice President and Assistant Secretary

CERTIFICATE OF MERGER OF

TENNESSEE, LLC

WITH AND INTO

INTERLINK COMMUNICATIONS PARTNERS, LLC

To the Secretary of State

State of Delaware

The undersigned, Interlink Communications Partners, LLC, a Delaware limited liability company, does hereby certify:

FIRST. That the name and jurisdiction of organization of each of the constituent entities of the merger is as follows:

NAME	JURISDICTION OF FORMATION OR ORGANIZATION
Tennessee, LLC	Delaware
Interlink Communications Partners, LLC	Delaware

SECOND. That an agreement and plan of merger among the constituent entities has been approved and executed by each of the constituent entities in accordance with the requirements of Title 6, Section 18-209 of the Delaware Limited Liability Company Act.

THIRD. That the name of the surviving entity of the merger is Interlink Communications Partners, LLC (the “surviving Entity”), and the name of the limited liability company being merged into the Surviving Entity is Tennessee, LLC.

FOURTH. That the certificate of formation of the Surviving Entity as in effect upon the merger shall be its certificate of formation.

FIFTH. That the executed agreement and plan of merger is on file at the principal place of business of the Surviving Entity located at 12405 Powerscourt Drive, St. Louis, Missouri 63131.

SIXTH. That a copy of the agreement and plan of merger will be furnished by the Surviving Entity, on request and without cost, to any member of, or any person holding an interest in, any constituent entity of the merger.

SEVENTH. That this Certificate of Merger shall become effective at 2:00 a.m. Eastern Time on May 18, 2016.

IN WITNESS WHEREOF, Interlink Communications Partners, LLC, the Surviving Entity, has caused this Certificate of Merger to be executed by an authorized person on its behalf the 13th day of May, 2016.

INTERLINK COMMUNICATIONS PARTNERS, LLC
By: Charter Communications, Inc., its Manager

By:	/s/ Thomas M. Degnan
Name:	Thomas M. Degnan
Title:	Senior Vice President – Finance and Corporate Treasurer

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